
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         SEP-30-2000
<CASH>                                               151,708
<SECURITIES>                                         1,613,068
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       21,857,273<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           21,183,046
<TOTAL-LIABILITY-AND-EQUITY>                         21,857,273<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     50,410<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     201,981<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,103,552)<F5>
<EPS-BASIC>                                        (29.93)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets: Investments in Local Limited Partnerships, net of
 $20,062,441 and Other assets of $30,056
<F2>Included in Total Liability and Equity: Accounts payable to affiliate of
$639,121 and Accrued expenses of $35,106
<F3>Inclued in Total Revenue: Investment of $49,430 and Other of $980
<F4>Included  in Other  expenses:  Asset  management  fees,  related  party of
$105,358,  General  and  administrative  of $81,652 and
Amortization of $14,972
<F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of
$951,980

